Exhibit 10.4

COMMERCIAL AGREEMENT
BETWEEN
DIEGO PELLICER WORLDWIDE INC.
AND
DIEGO PELLICER, INC.

This COMMERCIAL AGREEMENT (this “Agreement”) is entered into as of April , 2014 by and between Diego Pellicer Worldwide Inc., a Delaware corporation (“Diego Delaware”) and Diego Pellicer, Inc., a Washington corporation (“Diego Washington”). Diego Delaware and Diego Washington are sometimes referred to herein as the “Parties.”

RECITALS

WHEREAS, Diego Washington has applied for a recreational cannabis retail license from the Washington State Liquor Control Board (the “WSLCB”).

WHEREAS, the regulations promulgated by the WSLCB under Initiative 502 (“1-502”) have placed significant restrictions on how applicants for recreational cannabis licenses may raise funds to operate their business.

WHEREAS, Diego Delaware services licensed cannabis producers, processors and retailers by, among other things, acquiring and building-out compliant producing, processing, and retailing properties and leasing or subleasing these properties to licensed cannabis producers, processors and retailers.

WHEREAS, Diego Delaware and Diego Washington have entered into that certain Agreement and Plan of Merger dated as of January 23, 2014 (02487959). (the “Merger Agreement”).

WHEREAS, Diego Delaware has learned from certain of its partners, investors, and financial advisors that the Merger Agreement, in its current form, is untenable.

WHEREAS, Diego Delaware and Diego Washington desire to amend the Merger Agreement and enter into the transactions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Receipt of Operating Capital. Diego Washington hereby agrees that it will make commercially reasonable efforts to secure operating capital in an amount not less than $350,000 for use as operating capital from its current investors, or other 1-502 compliant sources (the “Capital Contribution”).

2. Merger Agreement; Offer. The Parties agree that they will amend and restate the Merger Agreement pursuant to the terms of that certain Amended and Restated Agreement and Plan of Merger of even date herewith. Diego Delaware hereby agrees that it will offer to the current holders of Series A Preferred Stock of Diego Washington (the “Diego Washington Preferred), and to current holders of convertible promissory notes convertible for shares of Diego Washington Preferred (the “Notes”), in each case who are also accredited investors and other cash investors in Diego Washington, the right, for 20 days, after Diego Washington has raised not less than $350,000 to convert their investment in Diego Washington Preferred and/or Notes for that number of shares of Series A Preferred Stock of Diego Delaware (the “Diego Delaware Preferred”) as listed on Exhibit A (the “Offer”).

3. Capital Investments. Subject to the completion of: (i) Diego Washington obtaining the Capital Contribution; and (ii) the Merger Agreement being amended pursuant to the terms of Section 2 above, Diego Delaware hereby agrees that it will:

(i)         Enter into a sublease with Diego Washington, for the sublease of retail space located at 2215 4th Ave. South at a monthly rent to be mutually agreed to by the Parties (the “Flagship Store”);

(ii)        Enter into a sublease with Diego Washington, conditioned upon its receipt of additional 1-502 retail licenses, for up to two additional I-502 compliant retail locations mutually agreeable to the Parties, at a monthly rent for each additional location to be mutually agreed upon by the Parties (each, an “Ancillary Store”);

(iii)       Fund the build-out of the Flagship Store to specifications mutually agreed upon by the Parties, in an amount of up to $700,000 if Diego Washington has received an 1-502 retail license for that location and up to $400,000 otherwise (the “Flagship Store Build-Out”), which Flagship Store Build-Out shall be completed as soon as commercially feasible.;

(iv)       Fund the build-out of each Ancillary Store to specifications mutually agreed upon by the Parties, in an amount of up to $400,000 for each Ancillary Store (each, an “Ancillary Store Build-Out”). Each Ancillary Store Build-Out shall be complete as soon as commercially feasible for each Ancillary Store, however Diego Delaware shall not be required to build out more than one store at a time.

2

4. Notices and Demands. All notice, demands or other communications required or permitted hereunder shall be in writing and shall be (a) sent by U.S. registered or certified mail, return receipt requested, with postage prepaid, (b) sent by personal delivery by a nationally recognized courier service for same-day or next-day delivery, or (c) sent by email or facsimile (with confirmation of receipt), addressed to the applicable party at the addresses set forth below or at such other addresses as such parties may designate by notice to the other parties:

If to Diego Washington:	Diego Pellicer, Inc.
2606 Second Avenue #535
Seattle, Washington 98121
Attention: Peter Norris Email: petem.diego@gmail.com

If to Diego Delaware:	Diego Pellicer Worldwide Inc.
3496 Fairview Way
West Linn, Oregon 97068
Attn: Steve Hubbard
Email: sshubbard@earthlink.net

All notices, demands and requests shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient's next business day.

5. Amendment. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party.

6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, without regard to the conflicts of law provisions thereof, or of any other state.

7. Jurisdiction; Venue. The Parties, by their execution of this Agreement, hereby irrevocably submit to the exclusive jurisdiction of the U.S. federal and state courts located in King County, Washington, for the purpose of any suit, action or other proceeding arising out of, or based upon, this Agreement, and waive any objection to the laying of venue with respect to such courts or that any such court constitutes an inconvenient forum.

8. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY ANY PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY ACTS OR OMISSIONS OF ANY PARTY IN CONNECTION THEREWITH.

9. Successors and Assigns. The rights and obligations of the Parties shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the Parties.

3

10. Assignment. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by any Party without the prior written consent of the other Parties.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one and the same agreement.

12. Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more of the Parties and delivered by such Party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

13. Entire Agreement. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof, and except with respect to the Merger Agreement, as the same may be amended from time to time, supersedes in their entirety any and all written or oral agreements previously existing among the Parties with respect to such subject matter.

14. Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

15. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

16. Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

17. Independent Counsel Each of the parties hereto have had the opportunity to engage independent counsel and affirm that they have satisfied themselves as to the fairness of this agreement and hold the firm Carincross and Hempleman harmless as to their involvement with the crafting of this agreement.

(signature page follows)

4

IN WITNESS WHEREOF, the Parties have executed this Agreement on the first date set forth above.

DIEGO PELLICER WORLDWIDE INC.,
a Delaware corporation

By:
Ron Throgmartin, President

DIEGO PELLICER, INC.,
a Washington corporation

By:
Peter Norris, President

5

Exhibit A

“WW Series A Shares” offered in exchange for a reduction in the number of share to be issued to Diego Pellicer Inc. shareholders at the tome of merger totaling 1,066,661 if all were accepted.

6